Credit Suisse Small Cap Growth Fund
Securities Purchases during an Underwriting involving
Credit Suisse Aset Management, LLC subject to Rule 10f-3 under the Investment Company Act of 1940.

For the period ended April 30, 2005


Portfolio:			Credit Suisse Small Cap Growth Fund


Security:			Foundation Coal Hold


Date Purchased:			12/08/04


Price Per Share:		$21.11


Shares Purchased
by the Portfolio *:		11,800


Total Principal Purchased
by the Portfolio *:		$249,098


% of Offering Purchased
by the Portfolio:		.05%


Broker:				Morgan Stanley


Member:				Joint Lead Manager


Security:			Housevalues Inc.


Date Purchased:			12/09/04


Price Per Share:		$14.37


Shares Purchased
by the Portfolio *:		8,500


Total Principal Purchased
by the Portfolio *:		$122,145


% of Offering Purchased
by the Portfolio:		.136%


Broker:				JP Morgan


Member:				Joint Lead Manager


Security:			Gravity Co Ltd-ADR


Date Purchased:			2/8/2005


Price Per Share:		$12.93


Shares Purchased
by the Portfolio *:		103,100


Total Principal Purchased
by the Portfolio *:		$1,333,392


% of Offering Purchased
by the Portfolio:		4.43%


Broker:				Canadian Imperial Bank of Commerce


Member:				Joint Lead Manager